UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material under §240.14a-12
HELIUS MEDICAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒   No fee required.
☐   Fee paid previously with preliminary materials.
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 2, 2025
To our Stockholders:
A special meeting of stockholders will be held on May 23, 2025, at 9 a.m. Eastern Time (the “Special Meeting”) to conduct the following items of business:
•
Proposal 1:   To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio of 1-to-2 to 1-to-250 to be determined at the discretion of our Board of Directors, whereby each outstanding 2 to 250 shares would be combined, converted and changed into 1 share of our Class A common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements;

•
Proposal 2:   To approve an amendment to our Certificate of Incorporation, to increase the number of authorized shares of our Common Stock to up to 800,000,000 shares, with such number to be determined at the Board’s discretion;

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Proposal 3:   To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock in a potential financing;

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Proposal 4:   To approve an amendment to the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan; and

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Proposal 5:   To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, 3, or 4.

Our Board of Directors unanimously recommends that you vote FOR Proposals 1, 2, 3, 4, and 5.
The special meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online, vote electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/HSDT2025SM and entering your 16-digit control number. You will not be able to attend the Special Meeting in person.
Even if you are planning on attending the Special Meeting online, please promptly submit your proxy vote via the Internet, by telephone, or by completing, dating, signing and returning the enclosed proxy card or voting instruction card, so your shares will be represented at the Special Meeting. Instructions on voting your shares are in the proxy materials you received for the Special Meeting.
Details regarding admission to the virtual Special Meeting and the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Meeting of Stockholders and proxy statement. You are entitled to vote at our Special Meeting and any adjournments or postponements thereof only if you were a stockholder as of April 25, 2025.
Your vote is important. Whether or not you plan to attend the Special Meeting online, please submit your proxy vote as soon as possible so that your shares can be voted at our Special Meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy in accordance with the procedures set forth in the accompanying proxy statement and vote in person.
Thank you for your continued support of Helius Medical Technologies.
Sincerely,
Dane C. Andreeff
President and Chief Executive Officer

HELIUS MEDICAL TECHNOLOGIES, INC.
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2025
Notice is hereby given that a special meeting of stockholders of Helius Medical Technologies, Inc. (the “Company,” “Helius,” “we” or “us”) will be held on May 23, 2025, at 9:00 a.m. Eastern Time (the “Special Meeting”), as a virtual meeting at www.virtualshareholdermeeting.com/HSDT2025SM. At the special meeting of stockholders or any adjournment or postponement thereof, you will be asked to consider and vote upon the following proposals:
•
Proposal 1:   To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio of 1-to-2 to 1-to-250 to be determined at the discretion of our Board of Directors, whereby each outstanding 2 to 250 shares would be combined, converted and changed into 1 share of our Class A common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements;

•
Proposal 2:   To approve an amendment to our Certificate of Incorporation, to increase the number of authorized shares of our Common Stock to up to 800,000,000 shares, with such number to be determined at the Board’s discretion;

•
Proposal 3:   To approve, pursuant to Nasdaq Listing Rule 5635(d), the potential issuance of shares of our Common Stock in a potential financing;

•
Proposal 4:   To approve an amendment to the Helius Medical Technologies, Inc. Equity Incentive Plan; and

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Proposal 5:   To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, 3, or 4.

Through the website above, you will be able to attend the Special Meeting online, vote electronically, and submit your questions during the Special Meeting. Your attention is directed to the accompanying proxy statement which is set forth on the following pages, where details regarding how to attend the Special Meeting online and the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on April 25, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on April 25, 2025 are entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.
Our Board of Directors unanimously recommends that you vote FOR each of the proposals.
Your vote is extremely important, regardless of the number of shares of Class A common stock you own. Whether or not you plan to virtually attend the Special Meeting, you are respectfully requested by the Board of Directors to promptly submit your proxy by telephone or over the Internet in accordance with the instructions on the proxy card or voting instruction card or sign, date and return the proxy card or voting instruction card. If you received this notice and the accompanying proxy statement in the mail, a return envelope is enclosed for your convenience. This will not prevent you from voting at the Special Meeting since you may revoke your proxy at any time prior to the Special Meeting or vote electronically at the Special Meeting, but submitting your proxy will help to ensure the presence of a quorum at the Special Meeting and avoid added proxy solicitation costs.
By Order of the Board of Directors,
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary
Newtown, Pennsylvania
May 2, 2025
Important Notice Regarding the Availability of Proxy Materials for the
Helius Medical Technologies, Inc. Special Meeting of Stockholders to be Held on May 23, 2025:
The Notice of Special Meeting of Stockholders, accompanying proxy statement and annual report to stockholders are available at www.proxyvote.com.

i

HELIUS MEDICAL TECHNOLOGIES, INC.
PROXY STATEMENT
2025 SPECIAL MEETING OF STOCKHOLDERS
May 23, 2025
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Who is soliciting my vote?
The Board of Directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”, “we” or “us”) is soliciting your proxy, as a holder of our Class A common stock (the “Common Stock”), for use at the special meeting of stockholders to be held on May 23, 2025, at 9:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/HSDT2025SM and any adjournment or postponement of such meeting (the “Special Meeting”). We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies.
The Notice of Special Meeting of Stockholders (the “Notice”), proxy statement and form of proxy card are expected to be first mailed to stockholders of record on or about May 2, 2025.
What is the purpose of the Special Meeting?
At the Special Meeting, you will be voting on:
•
Proposal 1:   To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio of 1-to-2 to 1-to-250 to be determined at the discretion of our Board of Directors, whereby each outstanding 2 to 250 shares would be combined, converted and changed into 1 share of our Class A common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements;

•
Proposal 2:   To approve an amendment to our Certificate of Incorporation, to increase the number of authorized shares of our Common Stock to up to 800,000,000 shares, with such number to be determined at the Board’s discretion (the “Authorized Share Increase Proposal”);

•
Proposal 3:   To approve, pursuant to Nasdaq Listing Rule 5635(d), the potential issuance of shares of our Common Stock in a potential financing;

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Proposal 4:   To approve an amendment to the Helius Medical Technologies, Inc, 2022 Equity Incentive Plan; and

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Proposal 5:   To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, 3, or 4.

The Board unanimously recommends that you vote FOR Proposals 1, 2, 3, 4, and 5.
Except as noted herein, share numbers are provided as of the record date and on a pre-reverse stock split basis.
Who is entitled to vote?
You may vote if you owned shares of our Common Stock at the close of business on April 25, 2025, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of Common Stock is entitled to vote on each matter properly brought before the meeting. As of April 25, 2025, we had 528,061 shares of Common Stock outstanding and entitled to vote. This number, and all numbers herein, have been adjusted to reflect a 1-for-15 reverse stock split that became effective on May 2, 2025.
What is the difference between a stockholder of record and a beneficial owner?
Stockholders of Record.   If your shares of Common Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us.

Beneficial Owners.   Many of our stockholders hold their shares of Common Stock through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Special Meeting.
Can I vote my shares without attending the Special Meeting?
Stockholders of Record.   You may vote by internet, by phone or by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. To vote by internet or phone, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.
Beneficial Owners.   If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or other nominee how to vote your shares. You may also have the option to vote your shares via the internet or phone.
May I attend the Special Meeting and vote my shares virtually?
The Special meeting will be held entirely online. To participate in the Special Meeting, you will need the 16-digit control number included on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Special Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.
Can I change my vote?
Stockholders of Record.   You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Special Meeting; by submitting a later-dated proxy via internet or phone; or by voting in person at the Special Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m. Eastern Time on May 22, 2025. Your virtual attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you electronically vote at the Special Meeting or file the proper documentation for it to be so revoked.
Beneficial Owners.   If you hold your shares through a broker, bank or other nominee, you should contact such person prior to the time such voting instructions are exercised.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; Telephone: 800-937-5449.
What if I do not vote for some of the items listed on my proxy or voting instruction card?
Stockholders of Record.   If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Shares represented by proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in the manner recommended by the Board on those matters and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the Special Meeting.
Beneficial Owners.   If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable regulations, a broker, bank or nominee has the discretion to vote on routine matters, including Proposal 1, 2, 4, and 5. It is nonetheless very important for you to vote your shares for each proposal.
How many shares must be present to hold the meeting?
In order for us to conduct the Special Meeting, holders of one-third of the voting power of our outstanding shares of stock entitled to vote as of April 25, 2025 must be present by remote communication or by proxy at the Special Meeting. This is called a quorum. Abstentions (as well as broker non-votes, if any) will be considered present for purposes of determining a quorum. If a quorum is not reached, the Special Meeting will be adjourned until a later time.
What vote is required to approve each item of business?
Proposal 1 — Approval of the Reverse Stock Split.   The affirmative vote of the majority of the votes cast on this proposal is required for the approval of the Reverse Stock Split Certificate of Amendment to effect a reverse stock split. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
Proposal 2 — Approval of the Authorized Share Increase.   The affirmative vote of the holders of a majority of the votes cast on this proposal is required to approve the Authorized Share Increase Proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
Proposal 3 — Approval of the Potential Financing Issuances.   The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the Special Meeting and entitled to vote is required to approve the Potential Financial Issuances Proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter.
Proposal 4 — Approval of the Amendment to the 2022 Equity Incentive Plan.   The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the Special Meeting and entitled to vote is required to approve the proposed amendment of the 2022 Equity Incentive Plan. Broker non-votes, if any, will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter.
Proposal 5 — Approval of Adjournment.   The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote is required for any adjournment of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, 3, or 4. Broker non-votes, if any, will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter.
Other Matters.   The Board does not propose to conduct any business at the Special Meeting, nor is it aware of any other matter to be presented for action at the Special Meeting, other than as stated above.
Who will count the votes and where can I find the voting results?
Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the voting results and a representative of American Election Services will act as inspector of election.
We intend to announce the preliminary voting results at the Special Meeting and, in accordance with the rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final voting results in a current report on Form 8-K within four business days of the Special Meeting.

PROPOSAL 1 — REVERSE STOCK SPLIT
APPROVAL OF A PROPOSED AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED
LISTING REQUIREMENTS
General
The Board has unanimously approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s Common Stock any time prior to the first anniversary of its approval by the stockholders at a ratio in the range of 1-to-2 to 1-to-250, to be determined at the discretion of the Board, whereby each outstanding 2 to 250 shares would be combined, converted and changed into 1 share of the Company’s Common Stock. A form of the certificate of amendment to the Certificate of Incorporation for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) is attached hereto as Appendix A. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Certificate of Amendment, which is incorporated herein by reference.
The Board has recommended the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval. If the Reverse Stock Split Certificate of Amendment is approved by a majority of the Company’s stockholders, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.
The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide. The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining the stockholder approval anticipated by the approval of Proposal 1, that such action is not in the best interests of the Company.
Reasons for the Reverse Stock Split
The Company’s Common Stock is quoted on the Nasdaq Capital Market under the symbol “HSDT.”
For the Common Stock to continue trading on the Nasdaq Capital Market, the Company must comply with various listing standards, including that our Common Stock maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The closing price of the Company’s Common Stock on the Nasdaq Capital Market on April 21, 2025 was $4.05 per share.
On April 21, 2025, the stockholders of the Company approved a potential reverse stock split in a ratio of 1-to-2 to 1-to-30. The Board subsequently approved a reverse stock split of 1-for-15, which became effective on May 2, 2025. However, if the Company completes one of the potential financings described in Proposal 3, then the Company believes it may need to implement a second reverse stock split in order to maintain a bid price above $1.00.
The Board is asking the stockholders to grant it the authority, at its discretion, to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our Common Stock proportionately by reducing the number of outstanding shares of Common Stock and put us in a position to regain compliance with the Minimum Bid Price Requirement. The Board further believes that the increased market price of our Common Stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of our Common Stock and may encourage trading.

In evaluating whether or not to recommend that stockholders authorize the reverse stock split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Conversely, we believe the current low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our Common Stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
The Board believes that maintaining the listing of the Company’s Common Stock on Nasdaq is in the best interests of the Company and its stockholders. The Board believes that the delisting of the Company’s Common Stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s Common Stock, among other things. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.
Determination of the Reverse Stock Split Ratio
Our Board only intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on Nasdaq. In determining the ratio to be used, the Board will consider various factors, including but not limited to:
•
the potential impact and anticipated benefits to the Company and its stockholders

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market conditions and existing and expected market price of the Company’s Common Stock at such time;

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existing and expected marketability of the Common Stock;

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the number of shares that will be outstanding after the reverse stock split;

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the stockholders’ equity at such time; and

•
the trading volume of the Company’s Common Stock at such time.

Impact of the Reverse Stock Split, if Implemented
The Company’s Certificate of Incorporation, as previously corrected (the “Certificate of Incorporation”), currently authorizes the issuance of 160,000,000 shares of capital stock, consisting of 150,000,000 shares of Class A Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock. On April 25, 2025, the Company had: 528,061 shares of Common Stock issued and outstanding, 146,933 unissued shares of Common Stock held in abeyance from warrant exercise, 181,978 shares of Common Stock issuable upon the exercise of outstanding options, 513,434 shares of Common Stock issuable upon the exercise of outstanding warrants and 8,267 shares of Common Stock reserved for future issuance under the Company’s 2022 Equity Incentive Plan and 2021 Inducement Plan.
If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s Common Stock, and each stockholder will own a reduced number of shares of the Company’s Common Stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.
Based on the Company’s capitalization as of April 25, 2025, the principal effect of the reverse stock split (at a ratio between 2 and 250), not taking into account the treatment of fractional shares described under “Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares” below, would be that:

•
the number of shares of the Company’s Common Stock issued and outstanding would be reduced from 528,061 shares to between approximately 2,112 shares and 264,030 shares;

•
the number of unissued shares of the Company’s Common Stock held in abeyance from warrant exercises would be reduced from 146,933 shares to between approximately 587 shares and 73,466 shares;

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the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding stock options would be reduced from 181,978 to between approximately 727 shares and 90,989 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);

•
the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding warrants would be reduced from 513,434 to between approximately 2,053 shares and 256,717 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

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the aggregate number of shares of the Company’s Common Stock reserved for issuance, in connection with future awards under the 2022 Equity Incentive Plan and the 2021 Inducement Plan would be reduced from 8,267 to between approximately 33 shares and 4,133 shares;

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the number of shares of the Company’s authorized Common Stock would remain unchanged at 150,000,000 shares;

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the 10,000,000 shares of the Company’s authorized preferred stock would remain unchanged; and

•
the number of shares of the Company’s Common Stock that are authorized, but unissued and unreserved, would increase from 148,621,327 to between approximately 149,310,665 shares and 149,994,488 shares; and the par value of the Company’s Common Stock and preferred stock would remain unchanged at $0.001 per share, and, as a result, the stated capital attributable to Common Stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s Common Stock would be restated because there would be fewer shares of Common Stock outstanding

The following table contains approximate information relating to our Common Stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of April 25, 2025. The table, which does not take into account an increase in the authorized shares to up to 800,000,000 pursuant to Proposal 1 or the Board’s authority to effect a reverse stock split without stockholder approval if the reduction in the number of issued and outstanding shares of Common Stock is coupled with a corresponding decrease in the number of authorized shares of Common Stock, below illustrates the number of shares of Common Stock authorized for issuance following the Reverse Split, the approximate number of shares of Common Stock that would remain outstanding following the Reverse Split, and the number of unreserved shares of Common Stock available for future issuance following the Reverse Split. All share numbers are rounded down to the nearest whole share but otherwise do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.

	Pre-Reverse Split	1-for-2	1-for-250
Number of authorized shares of Common Stock	150,000,000	150,000,000	150,000,000
Number of outstanding shares of Common Stock	528,061	264,030	2,112
Number of shares of Common Stock held in abeyance	146,933	73,466	587
Number of shares of Common Stock issuable upon exercise of outstanding stock options	181,978	90,989	727
Number of shares of Common Stock issuable upon exercise of outstanding warrants	513,434	256,717	2,053
Number of shares of Common Stock reserved for issuance in connection with future awards under the Company’s 2022 Equity Incentive Plan and 2021 Inducement Plan	8,267	4,133	33
Number of shares of Common Stock authorized, but unissued and unreserved	148,621,327	148,310,665	149,994,488
See also “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” and “Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.
Anti-Takeover and Dilutive Effects
The number of authorized shares of our Common Stock and preferred stock will not be reduced as a result of the reverse stock split. The Common Stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. Following the reverse stock split, our Board would continue to have the authority to issue additional shares from time to time without further action by the stockholders except as may be required by applicable law or regulations. The Reverse Stock Split Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt.
The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.
Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting
A reverse stock split may negatively impact the market for our Common Stock.
Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the total market capitalization of our Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. A decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.
In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 2 to 250 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of Common Stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 2 to 250 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own less than one share of Common Stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares”.
The market price of our Common Stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports that we file with the SEC. There can also be no assurance that the minimum bid price per share of our Common Stock will remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.
Nasdaq may delist the Company’s Common Stock, which could seriously harm the liquidity of the Common Stock and the Company’s ability to raise capital.
On August 9, 2024, we received the Notification Letter from Nasdaq notifying us that the Company was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days in which to regain compliance, which expired on February 5, 2025. If the Company is unable to regain compliance with the Minimum Bid Price Requirement or other listing requirements, the Company could lose eligibility for continued listing on the Nasdaq Capital Market or any comparable trading market.
If we cease to be eligible to trade on Nasdaq:
•
We may have to pursue trading in the United States on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets”;

•
Shares of our Common Stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically;

•
Our Common Stock may be deemed a “penny stock,” and transactions in our Common Stock would be more difficult and cumbersome;

•
We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our Common Stock; and

•
The market price of the Common Stock may further decline.

A reverse stock split would increase the Company’s authorized but unissued shares of Common Stock, which could negatively impact a potential investor if they purchased shares of Common Stock.
Because the number of authorized shares of the Company’s Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of Common Stock or securities convertible into Common Stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of the Common Stock. The Company could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.
The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, the Company has no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.
Procedure for Effecting the Reverse Stock Split
When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective upon filing the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware or at a later date and time set forth therein, if any, which effective date and time is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.
After the reverse stock split effective date, our Common Stock will have a new CUSIP number, which is a number used to identify securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.
Exchange of Stock Certificates
Each stock certificate that, immediately prior to the reverse stock split effective date, represented shares of Common Stock that were issued and outstanding immediately prior to the reverse stock split effective date shall, from and after the reverse stock split effective date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the reverse stock split effective date into which the shares of Common Stock formerly represented by such certificate shall have been combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the reverse stock split effective date), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the reverse stock split effective date shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the reverse stock split effective date into which the shares of Common Stock formerly represented by such certificate shall have been combined.
Treatment of Fractional Shares
To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s Common Stock as reported on Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the reverse stock split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received such cash payment.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences
The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.
This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of the Company’s stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our Common Stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.
Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.
Exchange Pursuant to Reverse Stock Split
No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.
Cash in Lieu of Fractional Shares
A stockholder who receives cash in lieu of a fractional post-reverse stock split share should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event. The Company will not recognize any gain or loss as a result of the reverse stock split.
Vote Required
The affirmative vote of the majority of the votes cast on this proposal is required for the approval of the Reverse Stock Split Certificate of Amendment to effect a reverse stock split. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE OF “FOR” PROPOSAL 1.

PROPOSAL 2 — INCREASE OF AUTHORIZED SHARES
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK TO UP TO 800,000,000 SHARES, WITH SUCH NUMBER TO BE DETERMINED AT THE BOARD’S DISCRETION
Background
Our Board has determined that it is advisable and in our and our stockholders’ best interests to increase the number of authorized shares of Common Stock to up to 800,000,000 shares, with such number to be determined at the Board’s discretion (the “Authorized Share Increase”) from the 150,000,000 shares currently authorized, or such other number as may be authorized at the time of the Authorized Share Increase. Accordingly, stockholders are asked to approve an amendment to our Certificate of Incorporation to effectuate such increase.
The Board strongly believes that the increase in the number of authorized shares of Common Stock is necessary to provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. Accordingly, the Board has unanimously approved a resolution proposing such amendment to our Certificate of Incorporation and directed that it be submitted for approval at the Special Meeting.
The text of the form of the proposed Certificate of Amendment to our Certificate of Incorporation to effect the Authorized Share Increase, which assumes the approval of this proposal, is attached hereto as Appendix B.
The number of authorized shares of Common Stock following the amendment of our Certificate of Incorporation as a result of the approval of this Proposal 2 will not be reduced by the reverse split.
Of the 150,000,000 shares of Common Stock currently authorized, 528,061 shares of Common Stock were outstanding as of the Record Date.
Reasons for the Proposed Increase in Number of Authorized Shares of Common Stock
To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy.   The increase in authorized shares of Common Stock will provide us greater flexibility with respect to our capital structure for various purposes as the need may arise from time to time. These purposes may include, but are not limited to: raising capital, establishing strategic relationships or pursuing strategic transactions with other companies, expanding commercialization efforts, funding manufacturing activities, conducting clinical trials, expanding our business through the acquisition of other businesses or products and providing equity incentives to employees, officers or directors. As of December 31, 2024, the Company is operating with available working capital of approximately $1.3 million. The Company has recurring losses from operations that are expected to continue into the foreseeable future and accumulated deficit of $171.7 million. The Company has historically supplemented revenues earned with proceeds received from the sale of debt or equity securities in order to meet its working capital requirements, including in connection with its existing at-the-market offering program (the “ATM”). Until such time as the Company has sufficient revenue to meet its working capital requirements, we expect that we will need to continue to supplement our revenues through the sale of our securities, which will include, but may not be limited to the sale of our Common Stock under the ATM. As a result, our Board may in the future determine that it is appropriate or necessary to raise additional capital to fund our operations through the sale of equity securities, convertible debt securities or other equity linked securities or to issue equity securities to satisfy outstanding payables in lieu of paying cash. Other than shares that may be issuable pursuant to our existing equity incentive plan, we presently have no other plans, proposals or arrangements, written or oral, to issue any of the newly authorized shares of Common Stock for acquisitions, strategic transactions, general corporate or any other purposes. Without an increase in the number of shares of our authorized Common Stock, our ability to do so would be limited except by issuing preferred stock from our authorized but unissued blank check preferred stock. With the increase, we will have additional authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity financing transactions or pursuant to acquisitions or strategic transactions.

Principal Effects of Increase in Number of Authorized Shares of Common Stock
If stockholders approve this Proposal 2, the additional authorized shares of Common Stock will have rights identical to the currently outstanding shares of our Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.001 per share. Approval of this Proposal 2 and issuance of the additional authorized shares of Common Stock would not affect the rights of the holders of currently outstanding shares of our Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of any earnings per share and voting rights of current holders of Common Stock. If the number of authorized shares of Common Stock at the time of the Authorized Share Increase is less than the 150,000,000 shares currently authorized, any dilutive effects will be increased accordingly.
The additional authorized shares of Common Stock, by the approval of this Proposal 2, could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Certificate of Incorporation, the Delaware General Corporation Law or other applicable law, regulatory agencies or Nasdaq Listing Rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock, or securities that are convertible into Common Stock, in order to maintain their proportionate ownership interests in the Company.
The proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock could, under certain circumstances, have an anti-takeover effect. The additional shares of Common Stock that would become available for issuance, if this Proposal 2 is approved, could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities not approved by the Board, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.
Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
This proposal will be effective upon its approval by our stockholders at the Special Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Special Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective.
No Rights of Dissent or Appraisal
Under the Delaware General Corporation Law, stockholders are not entitled to rights of dissent or appraisal with respect to the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock pursuant to this Proposal 2, and we will not independently provide our stockholders with any such right.
Vote Required
The affirmative vote of the holders of shares of Common Stock representing a majority of votes cast at the Special Meeting will be required for approval of this proposal. Accordingly, abstentions will not have an effect on this proposal. Brokers generally have discretionary authority to vote on the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, thus, broker non-votes are not expected to result from the vote on this proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3 — POTENTIAL FINANCING ISSUANCES
TO APPROVE, PURSUANT TO NASDAQ LISTING RULE 5635(D), THE POTENTIAL ISSUANCE OF SHARES OF OUR COMMON STOCK IN A POTENTIAL FINANCING
Background and Purpose of the Potential Financing Issuances
The Company seeks stockholder approval of the potential issuance of shares of our Common Stock, including shares of Common Stock issuable upon conversion or exercise of convertible preferred stock, warrants or other rights to purchase or acquire Common Stock, and convertible notes or other securities convertible into, or exercisable or exchangeable for, our Common Stock in one or more potential non-public transactions, including transactions involving the exchange of trade debt for any such securities, in an aggregate offering amount of up to $18,000,000. The Common Stock and/or any other securities that may be issued together with the Common Stock or in lieu of the Common Stock issuable pursuant to such non-public transactions may be issued at a discounted price not to exceed 10% below the lower of: (i) the closing price of our Common Stock (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of our Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”), provided, however, that notwithstanding the initial discount, the securities issued may contain adjustments to the conversion or exercise price of such security, which such adjustment may be triggered and/or the number of securities issuable upon conversion or exercise of such security based on time elapsed following closing of the offering or following any dilutive issuances, provided further that any adjustment to the conversion price or exercise price of such security will be subject to a floor price that is no less than 20% of the Minimum Price or such other price as may be accepted in accordance with Nasdaq Listing Rules (the “Floor Price”). Additionally, the Company may also include in any warrants issued in such offering a zero cash exercise provision which will permit a warrant holder to exchange such warrant without the payment of cash for a number of shares of Common Stock in excess of the number of shares into which the warrant is then exercisable into. Notwithstanding the foregoing, and regardless of the type of securities issued in such offering, the maximum number of shares of our Common Stock that may be issued if this proposal is approved is 148,621,326 shares, if such shares are issued prior to the implementation of a reverse stock split as contemplated in Proposal 1, or 100,000,000 shares if issued following the implementation of a reverse stock split as contemplated in Proposal 1, irrespective of the reverse split ratio implemented, subject to such additional shares of our Common Stock that may be issued if the Floor Price is adjusted as provided above, to the extent permitted in accordance with Nasdaq Listing Rule 5635(d).
The above described potential non-public offering transactions must be consummated within three months from the date of stockholder approval.
The purpose of this proposal is to provide the Company with a short-term ability to raise capital needed for operations, or issue securities in connection with the settlement of outstanding liabilities or other indebtedness, without the need to conduct a public offering, which would involve significant delay and expense, if feasible at all. The Company would not enter into any transaction of the type described in this proposal if such transaction would constitute a change of control, as defined in Nasdaq Listing Rule 5635(b). If the stockholders do not approve this Proposal 3, we could be unable to obtain sufficient financing to fund our operations, implement our business strategy and enhance our overall capitalization. As a result, we would need to seek alternative sources of financing, where stockholder approval is not required, in order to obtain the necessary funds. Any such alternative sources of financing may not be available to us or may not be available on commercially reasonable terms.
The table below illustrates the impact of the issuance of shares of Common Stock.

Dilution Table Assuming 150,000,000 Authorized Shares	Approximate Number of Shares of Common Stock Outstanding	Approximate Number of Shares of Common Stock Issued Under the Future Financing Proposal
Pre-Split	528,061	148,621,326
Proposed Reverse Split Using 1-for-2 Ratio	264,030	100,000,000
Proposed Reverse Split Using 1-for-50 Ratio	10,561	100,000,000
Proposed Reverse Split Using 1-for-100 Ratio	5,280	100,000,000
Proposed Reverse Split Using 1-for-200 Ratio	2,640	100,000,000
Proposed Reverse Split Using 1-for-250 Ratio	2,112	100,000,000
No Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to rights of appraisal with respect to Proposal 3, and we will not independently provide our stockholders with any such right.
Vote Required
The affirmative vote requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote. Abstentions will have the same effect as votes “against” Proposal 3.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4 — AMENDMENT TO THE 2022 EQUITY INCENTIVE PLAN
APPROVAL OF AN AMENDMENT TO THE HELIUS MEDICAL
TECHNOLOGIES, INC. 2022 EQUITY INCENTIVE PLAN
Background and Purpose of the 2022 Equity Incentive Plan Amendment
Our stockholders are being asked to approve the Second Amendment to the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan (the “Amendment”). On April 22, 2025, our Board, upon the recommendation of our Compensation Committee, approved the Amendment, subject to stockholder approval at the Special Meeting. The Helius Medical Technologies, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) was initially adopted by our Board on February 16, 2022 and by our stockholders on May 23, 2022.
We use awards under the 2022 Equity Incentive Plan to attract and retain employees, ensure that our compensation program provides appropriate incentives to motivate our key employees, consultants, officers and non-employee directors to contribute to our long-term performance and growth, develop a culture of ownership and further align the interests of the participants and our stockholders. The life sciences market is highly competitive, and our results are largely attributable to the talents, expertise, efforts and dedication of our employees, consultants, officers and non-employee directors. Our compensation program, including the granting of equity compensation, is a crucial way to attract and recruit new employees and consultants and retain existing employees and consultants, with equity compensation serving as our primary recruitment, retention and motivational tool as opposed to cash compensation. Stockholder approval of the Amendment will permit us to continue to grant equity compensation awards to our key employees, consultants, officers and non-employee directors in furtherance of this philosophy.
While we do have an evergreen provision in our 2022 Equity Incentive Plan that allows for automatic replenishment of the equity share pool on an annual basis, we believe that if we undertake the financing set forth in Proposal 3, we will not have enough shares to assist with recruitment and retention of the necessary talent even with the evergreen provision, and, if the Amendment is not approved, we will be significantly limited in our ability to offer equity awards as a component of compensation.
Our Board has determined that it is in the best interests of us and our stockholders to approve the Amendment. Pursuant to the terms and conditions of the Amendment, the 2022 Equity Incentive Plan would be amended to provide for a one-time interim evergreen provision whereby on the 10th calendar date following the first closing of the transaction set forth in Proposal 3, there would be an automatic increase in the aggregate number of shares of Common Stock that may be issued pursuant to Awards (as defined in the 2022 Equity Incentive Plan) to an amount equal to 20% of the Fully Diluted Shares (as defined in the 2022 Equity Incentive Plan) as of the date thereof, provided, however that the Board may act prior to the effective date of any such increase to provide that the increase will be a lesser number of shares of Common Stock.
Our officers and directors have an interest in this Proposal 4 due to their participation in the 2022 Equity Incentive Plan.
As of the Record Date, we had 1 share of our Common Stock remaining available for issuance for awards under the 2022 Equity Incentive Plan.
We are Committed to Using the Shares Available Under the 2022 Equity Incentive Plan Prudently to Advance the Company’s Interests
We continue to believe that equity awards such as stock options and other types of stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage our use of equity compensation. We are committed to effectively monitoring our equity compensation share reserve, including our burn rate, to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

Summary of the 2022 Equity Incentive Plan, as proposed to be amended
The material features of the 2022 Equity Incentive Plan are described below. The following description of the 2022 Equity Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2022 Equity Incentive Plan. Stockholders are urged to read the proposed Amendment, attached to this proxy statement as Appendix C. If our stockholders approve the Amendment, a registration statement on Form S-8 covering the shares added to the share reserve will be filed with the SEC.
General
The 2022 Equity Incentive Plan provides that all current and prospective employees, consultants and non-employee directors of the Company or its affiliates may be granted the following types of awards: options to acquire shares of the Company’s Common Stock; shares of restricted stock; or other stock-based awards including shares of Common Stock not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock appreciation rights, stock equivalent units, restricted stock units, performance shares, performance units and awards valued by reference to book value of shares of Common Stock. Eligibility for awards under the 2022 Equity Incentive Plan is determined by the Plan Administrator (as defined below), in its sole discretion.
Awards
The 2022 Equity Incentive Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of the Company’s affiliates.
Authorized Shares
If this Proposal is approved by stockholders, the aggregate number of shares of our Common Stock that may be issued under the 2022 Equity Incentive Plan will not exceed the sum of (1) 139,266 and (2) any 2018 Omnibus Incentive Plan’s Returning Shares following the effective date of Amendment. In addition, the number of shares of Common Stock reserved for issuance under the 2022 Equity Incentive Plan will automatically increase on January 1st of each calendar year for a period of five years commencing on January 1, 2025 and ending on (and including) 1, 2029, by an amount equal to 5% of the Fully Diluted Shares (as defined in the 2022 Equity Incentive Plan) as of the last day of the preceding calendar year, provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs is 333,333 shares. In addition, pursuant to the Amendment, on the 10th calendar date following the first closing of the transaction set forth in Proposal 3, there would be an automatic increase in the aggregate number of shares of Common Stock that may be issued pursuant to Awards (as defined in the 2022 Equity Incentive Plan) to an amount equal to 20% of the Fully Diluted Shares (as defined in the 2022 Equity Incentive Plan) as of the date thereof, provided, however that the Board may act prior to the effective date of any such increase to provide that the increase will be a lesser number of shares of Common Stock.
For the purpose of this calculation, “Fully Diluted Shares” shall mean an amount equal to the number of shares of Common Stock (i) outstanding and (ii) issuable upon exercise, conversion or settlement of outstanding Awards under the Plan and any other outstanding options, warrants or other securities of the Company that are (directly or indirectly) convertible or exchangeable into or exercisable for shares of Common Stock, and in the case of warrants, assuming the exercise of any zero cash exercise provision, in each case as of the close of business of the Company on such date and without regard to any vesting conditions or other limitations on the immediate ability to convert, exchange or exercise such rights. For purposes of calculating the number of Fully Diluted Shares, if the number of shares subject to an outstanding right to acquire shares is variable, then the number of shares of Common Stock.
Shares subject to stock awards granted under the 2022 Equity Incentive Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2022 Equity Incentive Plan. If any shares of Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by the Company (1) because of a failure to meet a contingency or condition required for the vesting of such shares; (2) to satisfy the exercise, strike or purchase price of an award; or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2022 Equity Incentive Plan.
Plan Administration
The Board, or a duly authorized committee of the Board, may administer the 2022 Equity Incentive Plan (the “Plan Administrator”). The Plan Administrator may also delegate to one or more of the Company’s officers the authority to: (1) designate employees (other than officers) to receive specified stock awards; and (2) determine the number of shares subject to such stock awards. Under the 2022 Equity Incentive Plan, the Plan Administrator has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the 2022 Equity Incentive Plan, the Plan Administrator also generally has the authority to effect, with the consent of any materially adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (B) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under U.S. GAAP.
Eligibility and Participation
All current and prospective eligible employees and consultants and all current non-employee directors are eligible to be granted non-qualified stock options, restricted stock awards and other stock-based awards under the 2018 Omnibus Incentive Plan. As of April 25, 2025, we have four non-employee directors, three executive officers and approximately 19 other employees and 15 consultants eligible to receive awards under the 2022 Equity Incentive Plan. Only employees of ours and our subsidiaries are eligible to be granted ISOs, under the 2022 Equity Incentive Plan. Eligibility for awards under the 2022 Equity Incentive Plan is determined by the Plan Administrator in its sole discretion.
Types of Awards
Stock Options.   ISOs and NSOs are granted under stock option agreements adopted by the Plan Administrator. The Plan Administrator determines the exercise price for stock options, within the terms and conditions of the 2022 Equity Incentive Plan; provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. Options granted under the 2022 Equity Incentive Plan vest at the rate specified in the stock option agreement as determined by the Plan Administrator.
The Plan Administrator determines the term of stock options granted under the 2022 Equity Incentive Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with the Company or any of its affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Plan Administrator and may include: (1) cash, check, bank draft or money order; (2) a broker-assisted cashless exercise; (3) the tender of shares of Common Stock previously owned by the optionholder; (4) a net exercise of the option if it is an NSO; or (5) other legal consideration approved by the plan administrator. Unless the Plan Administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the Plan Administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.
Tax Limitations on ISOs.   The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company total combined voting power or that of any of its parent or subsidiary corporations unless: (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards.   Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement.
Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards.   Restricted stock awards are granted under restricted stock award agreements adopted by the Plan Administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to the Company, or any other form of legal consideration that may be acceptable to the Board and permissible under applicable law. The Plan Administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with the Company ends for any reason, it may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with the Company through a forfeiture condition or a repurchase right.
Stock Appreciation Rights.   Stock appreciation rights are granted under stock appreciation right agreements adopted by the Plan Administrator. The Plan Administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. A stock appreciation right granted under the 2022 Equity Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the Plan Administrator. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment as determined by the Board and specified in the stock appreciation right agreement.
The Plan Administrator determines the term of stock appreciation rights granted under the 2022 Equity Incentive Plan, up to a maximum of 10 years. If a participant’s service relationship with the Company or any of its affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with the Company, or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards.   The 2022 Equity Incentive Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
The performance goals may be based on any measure of performance selected by the Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board at the time the performance award is granted, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under U.S. GAAP; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any portion of the Company’s business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under U.S. GAAP; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under U.S. GAAP.
Other Stock Awards.   The Plan Administrator may grant other awards based in whole or in part by reference to Common Stock. The Plan Administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit
Under the 2022 Equity Incentive Plan, the aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed $750,000 in total value or, in the event such non-employee director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value.
Changes to Capital Structure
In the event there is a specified type of change in the Company’s capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to: (1) the class and maximum number of shares reserved for issuance under the 2022 Equity Incentive Plan; (2) the class and maximum number of shares by which the share reserve may increase automatically each year; (3) the class and maximum number of shares that may be issued on the exercise of ISOs; and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions
The following applies to stock awards under the 2022 Equity Incentive Plan in the event of a corporate transaction (as defined in the 2022 Equity Incentive Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with the Company or one of its affiliates or unless otherwise expressly provided by the Plan Administrator at the time of grant.
In the event of a corporate transaction, any stock awards outstanding under the 2022 Equity Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by the Company with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by the Company with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Plan Administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) value of the property that Participant would have received upon the exercise of the award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.
Change in Control.   Awards granted under the 2022 Equity Incentive Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2022 Equity Incentive Plan) as may be provided in the applicable stock award agreement or in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
Term
Awards under the 2022 Equity Incentive Plan may not be made after May 8, 2032, but awards granted prior to such date may extend beyond that date
The terms of each stock option shall be decided by the Plan Administrator provided that no stock options shall be exercisable more than ten years after the date such stock option is granted (or in the case of an incentive stock option granted to a 10% stockholder, no more than five years after the date such stock option is granted.)
Amendment and Termination
Subject to the rules referred to in the balance of this paragraph, our Board may, without stockholder approval, at any time amend, in whole or in part, any or all of the provisions of the 2022 Equity Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment may materially reduce the rights of a participant with respect to awards previously granted without the consent of such participant.
United States Federal Income Tax Consequences
The following discussion of the principal U.S. federal income tax consequences with respect to stock options granted under the 2018 Omnibus Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. The discussion is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.
The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of Common Stock.

Incentive Stock Options.   The grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.
The aggregate fair market value of Common Stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. In such case, the ISOs will be treated as a non-qualified stock option.
The sale of Common Stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or certain affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares of Common Stock will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares of Common Stock, unless such disposition occurs prior to the expiration of the holding period described above.
In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the Common Stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such Common Stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Code Sections 162(m) and 280G, the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).
Non-Qualified Stock Options.   In general, an optionee will realize no taxable income upon the grant of an NSO and the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of an NSO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the stock. Subject to the limitations under Code Sections 162(m) and 280G, the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.
Code Section 162(m).   Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Parachute Payments.   In the event that the payment or vesting of any award under the 2022 Equity Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

Code Section 409A.   Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2022 Equity Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.
New Plan Benefits
Under the 2022 Equity Incentive Plan, the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the Plan Administrator.
Vote Required
Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as votes “against” Proposal 4.
Unless marked otherwise, proxies received will be voted “FOR” the approval of Proposal 4.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5 — ADJOURNMENT OF SPECIAL MEETING
The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Special Meeting in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposals 1, 2, 3 or 4. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the Special Meeting.
Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote is required for any adjournment of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, 3 or 4. Broker non-votes, if any, will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote “against” the matter.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our Common Stock as of April 25, 2025 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of our Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of Common Stock issuable pursuant to the vesting of warrants and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 25, 2025, and restricted stock units that vest within 60 days of April 25, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those warrants or options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D, Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940. As of April 25, 2025, we had 528,061 shares of Common Stock outstanding (excluding 146,933 shares of Common Stock held in abeyance for future issuance).
Beneficial Owner	Beneficial Ownership(1) Number of Shares of Common Stock Beneficially Owned	Percent of Class
Antonella Favit-Van Pelt(2)	18,615	3.4%
Sherrie Perkins(3)	2,529	*
Edward M. Straw(4)	2,534	*
Blane Walter(5)	2,541	*
Paul Buckman(6)	2,528	*
Jeffrey S. Mathiesen(7)	27,835	5.0%
Dane C. Andreeff(8)	58,074	9.9%
All current executive officers and directors as a group (7 persons)(9)	114,656	17.9%

*
Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 528,061 shares of common stock outstanding (excluding 146,933 shares of Common Stock held in abeyance for future issuance) on April 25, 2025 and the theoretical exercise of exercisable options and warrants.

(2)
Includes 18,615 shares of common stock issuable upon the exercise of stock options.

(3)
Includes 120 shares of common stock and 2,409 shares of common stock issuable upon the exercise of stock options.

(4)
Includes 120 shares of common stock and 2,414 shares of common stock issuable upon the exercise of stock options.

(5)
Includes 126 shares of Common Stock and 2,415 shares of common stock issuable upon the exercise of stock options.

(6)
Includes 119 shares of common stock and 2,409 shares of common stock issuable upon the exercise of stock options.

(7)
Includes 15 shares of common stock and 27,820 shares of common stock issuable upon the exercise of stock options.

(8)
Includes 1,100 shares of common stock and 16 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Partners, L.P., 226 shares of common stock and 4 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Partners I, L.P., 772 shares of common stock and 10 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Discovery I, L.P., 125 shares of common stock and 1 share of common stock issuable upon the exercise of warrants held by Maple Leaf Offshore, Ltd., 1 share of common stock held directly by Mr. Andreeff and 55,819 shares of common stock issuable upon the exercise of stock options held directly by Mr. Andreeff. Mr. Andreeff has sole voting and dispositive power over shares held by Maple Leaf Partners, L.P., Maple Leaf Partners I, L.P., Maple Leaf Discovery I, L.P. and Maple Leaf Offshore, Ltd.

(9)
Includes 2,724 shares of common stock, 31 shares of common stock issuable upon the exercise of warrants and 111,901 shares of common stock issuable upon the exercise of stock options.

DOCUMENTS INCORPORATED BY REFERENCE
In accordance with Item 13(b)(2) of the SEC’s Schedule 14A, certain financial and other information required to be disclosed in connection with “Proposal 3 — The Potential Financing Issuances Proposal” is incorporated by reference to (1) the following sections from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024: (i) “Financial Statements and Supplementary Data”; (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and (iii) “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”; and (2) the following sections from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025: (i) “Financial Statements”; and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We are delivering to security holders with this Proxy Statement the aforementioned information incorporated by reference in accordance with Item 13(b)(2) of Schedule 14A.
ADDITIONAL MATTERS
Other Matters
The Company is unaware of any business, other than as described in this proxy statement, that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the internet or phone, or by mail, according to the procedures described on the proxy card. Voting before the Special Meeting does not prevent you from attending and voting at the Special Meeting.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.
Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials, you may write our Secretary at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, (215) 431-3296. Any stockholders who share the same address and currently receive multiple copies of the proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record or our Corporate Secretary to request information about “householding”.
Requirements for Submission of Stockholder Proposals and Nominations for 2026 Annual Meeting
To be considered for inclusion in the proxy materials for our 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, your proposal must be submitted in writing by November 25, 2025, to our Corporate Secretary at Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.
Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2026 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above between December 22, 2025 and January 21, 2026. However, if our 2026 annual meeting occurs more than 30 days before or more than 30 days after April 21, 2026, we must receive nominations or proposals (i) not later than the close of business on the later of the 90th day prior to the date of the 2026 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2026 annual meeting, and (ii) not earlier than the 120th day prior to the 2026 annual meeting.
The above-mentioned proposals and notice to the Corporate Secretary must also be in compliance with the Bylaws (including the information requirements therein) and the proxy solicitation rules of the SEC and Nasdaq as applicable. As such, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act including providing notice that sets forth the information required by not earlier than the close of business on December 22, 2025 and not later than the close of business on January 21, 2026. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.
Solicitation by Board; Expenses
The Board is sending you this proxy statement in connection with the solicitation of proxies for use at the Special Meeting. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $17,500 in total. The Company’s directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication, but they will not receive any additional compensation for these services. The Company will pay the cost of preparing, assembling, and mailing the proxy materials. The Company has requested brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and the Company will reimburse such record holders for their reasonable expenses in doing so.
Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.
By Order of the Board of Directors,
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary
May 2, 2025

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
HELIUS MEDICAL TECHNOLOGIES, INC.
Helius Medical Technologies, Inc.   (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST:   The name of the Corporation is Helius Medical Technologies, Inc. and the date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was July 18, 2018 (as previously corrected, the “Certificate of Incorporation”);
SECOND:   The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation;
THIRD:   The Certificate of Incorporation is hereby amended by deleting the Paragraph A of ARTICLE IV in its entirety and inserting the following in lieu thereof:
“The Company is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred sixty million (160,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be Class A Common Stock (“Common Stock”), having a par value per share of $0.001, and ten million (10,000,000) shares shall be Preferred Stock, having a par value per share of $0.001. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, each [ ] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on The Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Split).”
FOURTH:   Pursuant to a resolution of the Board of Directors of the Corporation, this Certificate of Amendment to the Certificate of Incorporation was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
FIFTH:   This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 5:00 p.m. Eastern time on [ ], 2025.

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APPENDIX B
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
HELIUS MEDICAL TECHNOLOGIES, INC.
Helius Medical Technologies, Inc.   (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST:   The name of the Corporation is Helius Medical Technologies, Inc. and the date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was July 18, 2018 (as previously corrected, the “Certificate of Incorporation”);
SECOND:   The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation;
THIRD:   The Certificate of Incorporation is hereby amended by deleting the first sentence of Paragraph A of ARTICLE IV in its entirety and inserting the following in lieu thereof:
“The Company is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [ ] shares, of which [ ] shares shall be Class A Common Stock (“Common Stock”), having a par value per share of $0.001, and ten million (10,000,000) shares shall be Preferred Stock, having a par value per share of $0.001.”
FOURTH:   Pursuant to a resolution of the Board of Directors of the Corporation, this Certificate of Amendment to the Certificate of Incorporation was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
FIFTH:   This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 5:00 p.m. Eastern time on [ ].

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APPENDIX C
AMENDMENT 2
TO
HELIUS MEDICAL TECHNOLOGIES, INC.
2022 EQUITY INCENTIVE PLAN
RECITALS
A.   Helius Medical Technologies, Inc., a Delaware corporation (the “Company”) sponsors the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan, as amended (the “Plan”).
B.   The Plan is amended by this Amendment 2 (this “Second Amendment”) in the following respects, effective from and after the date this Second Amendment is approved by the stockholders of Helius Medical Technologies, Inc., in accordance with Section 7(b) of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as amended by this Second Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.
AMENDMENT

1.
Section 2 of the Plan is hereby amended by adding the following at the end of subsection 2(a) of the Plan:

“In addition, on the 10th calendar day following the first closing of a registered offering of the Company’s Common Stock that occurs after on or after May 15, 2025, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will automatically increase to an amount equal to 20% of the Fully Diluted Shares as of the such date; provided, however that the Board may act prior to the effective date of any such increase to provide that the increase will be a lesser number of shares of Common Stock.”

2.
Section 14(cc) is hereby amended and restated as follows:

“Fully Diluted Shares” shall mean an amount equal to the number of shares of Common Stock (i) outstanding and (ii) issuable upon exercise, conversion or settlement of outstanding Awards under the Plan and any other outstanding options, warrants or other securities of the Company that are (directly or indirectly) convertible or exchangeable into or exercisable for shares of Common Stock, and in the case of warrants, assuming the exercise of any zero cash exercise provision, in each case as of the close of business of the Company on such date and without regard to any vesting conditions or other limitations on the immediate ability to convert, exchange or exercise such rights. For purposes of calculating the number of Fully Diluted Shares, if the number of shares subject to an outstanding right to acquire shares is variable, then the number of shares of Common Stock issuable upon exercise, conversion, exchange or settlement of the right shall be the maximum number of shares that could be received under such right.”

3.
Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

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HELIUS MEDICAL TECHNOLOGIES, INC.642 NEWTOWN YARDLEY ROAD, SUITE 100 NEWTOWN, PA 18940VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/HSDT2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2025. Have your proxy card in hand when you call and then follow the instructions. You cannot vote by phone if you plan to vote your preferred shares differently.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V75051-S14294KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYHELIUS MEDICAL TECHNOLOGIES, INC.The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4 and 5.1. Approval of an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio of 1 for 2 to 1 for 250 to be determined at the discretion of our Board of Directors, whereby each outstanding 2 to 250 shares would be combined, converted and changed into 1 share of our Class A common stock.2. Approval of an amendment to our Certificate of Incorporation to increase the authorized shares of Class A common stock to up to 800,000,000.3. Approval of, pursuant to Nasdaq listing rules, the issuance of shares of our common stock in a potential financing.4. Approval of an amendment to the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan.5. Authorization of one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, 3 or 4.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V75052-S14294HELIUS MEDICAL TECHNOLOGIES, INC. Special Meeting of Stockholders May 23, 2025 9:00 AM Eastern Time This proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Dane C. Andreeff and Jeffrey S. Mathiesen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, and to vote in their judgment upon all other matters that may properly come before the Special Meeting, all of the shares of Class A common stock of Helius Medical Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, Eastern Time on May 23, 2025, at www.virtualshareholdermeeting.com/HSDT2025SM, and any adjournment or postponement thereof. The undersigned hereby revoke(s) any proxy previously given to vote at the Special Meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side